UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

3 San Joaquin Plaza, Ste. 160

Newport Beach, California 92660

April 29, 2013

Dear Stockholder:

You are cordially invited to attend our 2013 Annual Meeting of Stockholders to be held on Thursday, May 30, 2013, at 9:00 a.m. local time at the Company’s corporate offices located at 3 San Joaquin Plaza, Ste. 160, Newport Beach, CA 92660.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2013 Annual Meeting of Stockholders and Proxy Statement, and include the election of seven directors and the approval of an amendment to our charter. We are pursuing an amendment to our charter as the Oklahoma Department of Securities requested amendments to certain provisions of the Company’s charter as a condition to the renewal of the registration of the Company’s offering in Oklahoma. If the proposed amendment to our charter is not approved, we currently will not be able to sale shares in Oklahoma. Therefore, it is extremely important that you vote your shares, even if you only own a small number of shares.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of O’Donnell Strategic Industrial REIT, Inc. and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Authorizing a proxy to vote your shares does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

/s/ DOUGLAS D. O’DONNELL
Douglas D. O’Donnell
President and Chief Executive Officer

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2013

To O’Donnell Strategic Industrial REIT, Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of O’Donnell Strategic Industrial REIT, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Thursday, May 30, 2013, at 9:00 a.m. local time at the Company’s corporate offices located at 3 San Joaquin Plaza, Ste. 160, Newport Beach, CA 92660. The purposes of the meeting are to consider and vote upon:

1.	The election of seven directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	Approval of an amendment to our charter to be effective immediately as a condition to the renewal of the registration of the Company’s offering in Oklahoma; and

3.	Transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 29, 2013 are entitled to receive this notice and to vote at the meeting. We reserve the right, in our sole discretion, to postpone or adjourn the 2013 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting for any or all of the above purposes of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 30, 2013.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.theindustrialreit.com.

You may obtain directions to attend the 2013 Annual Meeting of Stockholders of the Company by calling 949-718-9898.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors

/s/Christopher S. Cameron
Christopher S. Cameron
Secretary

Newport Beach, California

April 29, 2013

PLEASE VOTE—YOUR VOTE IS IMPORTANT

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

3 San Joaquin Plaza, Ste. 160

Newport Beach, California 92660

PROXY STATEMENT

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2013 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:	Our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2013 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement, the proxy card and our 2012 annual report to stockholders are being mailed to you on or about April 29, 2013.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, you are giving your permission to vote your shares of common stock at the annual meeting. The person who will vote your shares of common stock at the annual meeting is either Douglas D. O’Donnell or Christopher S. Cameron. One or both of them will vote your shares of common stock as you instruct. If you sign and return the proxy card and give no instructions, the proxies will vote FOR ALL of the director nominees and FOR the amendment to our charter. With respect to any other proposals properly presented at the meeting for voting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of one or both of the proxies. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card. This is why it is important for you to return the proxy card to us as soon as possible, whether or not you plan on attending the meeting in person.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Thursday, May 30, 2013, at 9:00 a.m. local time at the Company’s corporate offices located at 3 San Joaquin Plaza, Ste. 160, Newport Beach, CA 92660.

Q:	How many shares of common stock can vote?

A:	As of the close of business on the record date of March 29, 2013, there were 284,335 shares of our common stock issued and outstanding. Every stockholder of record as of the close of business on March 29, 2013 is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes.

Q:	What is a “quorum”?

A:	A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares entitled to vote. There must be a quorum present in order for business to be transacted at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on (1) the election of nominees to serve on our board of directors, (2) the amendment to our charter, and (3) any other proposal properly presented for a vote at the annual meeting.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends a vote “FOR ALL” nominees for election as director who are named as such in this proxy statement and “FOR” the amendment to our charter.

Q:	Why is the board of directors seeking to amend the charter?

A:	We are amending the charter pursuant to a request from the Oklahoma Department of Securities as a condition to the renewal of the registration of the Company’s offering in Oklahoma. The Oklahoma Department of Securities requested a change to the definition of the term “Roll-Up Transaction.” We believe our interest in the ability to register our shares in Oklahoma warrants an amendment to the charter to revise the definition of this term.

If approved by our stockholders, we expect the charter amendment to take effect immediately.

Q:	What would be the consequences of a failure to approve the proposed amendment to our charter?

A:	If the proposed amendment to our charter is not approved, we will no longer be able to register our shares to be sold in Oklahoma.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on March 29, 2013, the record date, is entitled to vote at the annual meeting.

Q:	How do I vote?

A:	You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may authorize their proxy via mail, using the enclosed proxy card. If you attend the annual meeting, you also may vote in person, and any previous proxies that you authorized will be superseded by the vote that you cast at the annual meeting. You may also attend the annual meeting without revoking any previously authorized proxy. If you return your signed proxy card, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (1) FOR ALL nominees for director, (2) FOR the amendment to our charter, and (3) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q:	Will my vote make a difference?

A:

Yes. Your vote is very important to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1)	notifying Christopher S. Cameron, our chief financial officer, treasurer and secretary, in writing at our offices located at 3 San Joaquin Plaza, Ste. 160, Newport Beach, California 92660;

(2)	attending the meeting and voting in person; or

(3)	returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors and the amendment to our charter, if any other business is properly presented at the annual meeting, your proxy gives authority to Douglas D. O’Donnell, our chief executive officer and president and Christopher S. Cameron, our chief financial officer, treasurer and secretary, or either of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company will pay all the costs of soliciting these proxies. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors and officers and employees of [The O’Donnell Group, Inc.] may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of [The O’Donnell Group, Inc.], for such services.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would call us at 949-718-9898 to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Christopher S. Cameron

3 San Joaquin Plaza, Suite 160

Newport Beach, CA 92660

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all six members of our board of directors. Those persons elected will serve as directors until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for re-election as directors:

•	Douglas D. O’Donnell

•	John D. O’Donnell

•	Arthur J. Hill

•	John R. Houten

•	Aria Mehrabi

•	Gary A. Pickett

•	John. L. Privett

Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.

If you return a properly executed proxy card, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.

Vote Required; Recommendation

The vote of holders of a majority of all shares entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the board of directors, is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director. A properly executed proxy card indicating “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy card indicating “FOR ALL EXCEPT” will be considered a vote in favor of all nominees except those nominees you specifically list and have the effect of a vote against the nominees you specifically list. A properly executed proxy card indicating “WITHHOLD ALL” will have the effect of a vote against all directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management and control of our affairs. Our board of directors has retained our Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of director’s supervision. Our Advisor is responsible for making investment decisions subject, in most cases, to the approval of our board of directors.

We currently have a total of seven directors, four of whom are independent of us, our Advisor and our respective affiliates. An “independent director” is a director who is not, and for the last two years has not, been associated with us, our Advisor, our sponsor or any of our affiliates. A director is deemed to be associated with us, our Advisor, our sponsor or any of our affiliates if he or she, directly or indirectly (including through a member of his or her immediately family), (1) owns any interest in, is employed by, has any material business or professional relationship with or serves as an officer or director of, our advisor, our sponsor or any of their affiliates, (2) serves as a director of more than three REITs organized by our sponsor or its affiliates or advised by our advisor or its affiliates, or (3) performs services (other than as an independent director) for us. We refer to our directors who are not independent as our “affiliated directors.”

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time but may not be fewer than three. Our charter also provides that each of our directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Currently, each of our directors has substantially more than three years of relevant real estate experience. In addition, our charter provides that a majority of our directors must be independent directors, and at all times at least one of our independent directors must have at least three years of relevant real estate experience. Mr. John D. O’Donnell, a director of our company, is the father of Douglas D. O’Donnell, our Chief Executive Officer and President and Chairman of our board of directors.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently, if necessary. Consequently, in the exercise of their responsibilities, our directors heavily rely on our Advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our Advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.

We have provided information about our directors below:

Name	Age	Position
Douglas D. O’Donnell	45	Chief Executive Officer, President and Chairman of the Board

John D. O’Donnell	80	Director

Arthur J. Hill	73	Director

John R. Houten	52	Independent Director

Aria Mehrabi	42	Independent Director

Gary A. Pickett	57	Independent Director

John. L. Privett	49	Independent Director

Douglas D. O’Donnell has served as our Chief Executive Officer and President and as the Chairman of our board of directors since October 2010. Mr. O’Donnell is the son of John D. O’Donnell, one of our affiliated directors. In 1992, Mr. O’Donnell began his career in commercial real estate by joining O’Donnell Property Services, a property management company founded in 1986 by John D. O’Donnell. In 1995, O’Donnell Property Services was sold to Insignia/ESG, Inc., or Insignia, the U.S. commercial real estate services subsidiary of Insignia Financial Group. While at O’Donnell Property Services and later Insignia, Mr. O’Donnell oversaw the leasing and sales activities for a 25 million square foot portfolio and managed a 20 person leasing team. In 1995, Mr. O’Donnell was recognized as Insignia’s top leasing agent nationwide. In 1996, Mr. O’Donnell founded The O’Donnell Group, Inc. and O’Donnell Management Company, and has served as the Chief Executive Officer of both companies since 1996. Mr. O’Donnell serves on the Board of Directors for the UCI Center For Real Estate and The Lusk Center for Real Estate Development at the University of Southern California. Mr. O’Donnell is also a member of the Orange County and Inland Empire NAIOP Chapters and the Urban Land Institute. Mr. O’Donnell received a bachelors degree in International Relations, a Master’s of Business Administration and a Master’s in Real Estate Development from the University of Southern California.

Our board of directors, excluding Mr. O’Donnell, has determined that the leadership positions with affiliates of our sponsor previously and currently held by Mr. O’Donnell and his extensive experience with the acquisition, financing, development, leasing and management of industrial real estate assets have provided Mr. O’Donnell with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

John D. O’Donnell has served as one of our affiliated directors since October 2010. Mr. O’Donnell has over 38 years of experience developing, acquiring, managing and marketing commercial real estate. Mr. O’Donnell currently serves as a Director of The O’Donnell Group, Inc. In 1986, Mr. O’Donnell founded O’Donnell Property Services, a property management company which was acquired by Insignia in 1995. Mr. O’Donnell served as the Managing General Partner of O’Donnell Property Services from 1986 to its sale to Insignia in 1995, during which time O’Donnell Property Services managed and marketed over 25 million square feet of industrial properties located throughout California. Prior to commencing his real estate development activities in 1972, Mr. O’Donnell worked for ten years at Coldwell Banker (now known as CB Richard Ellis) as a broker and sales manager. Mr. O’Donnell is a Trustee Emeritus of the Urban Land Institute. Mr. O’Donnell received a bachelors degree in Communications from the University of Southern California. Mr. O’Donnell is the father of Douglas D. O’Donnell, our Chief Executive Officer and President and Chairman of our board of directors.

Our board of directors, excluding Mr. O’Donnell, has determined that Mr. O’Donnell’s extensive knowledge of, and relationships within, the commercial real estate community and his over 30 years of experience in the acquisition, development and management of industrial real estate assets have provided Mr. O’Donnell with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Arthur J. Hill has served as one of our affiliated directors since April 2011. Mr. Hill is currently the Chairman of Arthur Hill & Co. LLC, or AHC, a privately held real estate firm with a focus on retail, office, apartment, mixed use and land development projects in select markets throughout the United States which Mr. Hill formed in January 1994. At AHC, Mr. Hill leads development projects, oversees advisory services and is directly involved with investments and key transactions. AHC is the sponsor of the AHC Metro Realty Funds I, II, III and IIIB, which focus primarily on office and business parks, retail properties and apartments. Prior to forming AHC in 1994, Mr. Hill served as Chairman of Homart Development Co., one of the nation’s leading shopping center and mall developers, from February 1984 to March 1987. Mr. Hill also served from September 1985 to December 1993 as Chairman of the Coldwell Banker Real Estate Group, the parent company of Homart Development Co., which also included CB Richard Ellis and Coldwell Banker Residential, along with banking and mortgage entities. During his tenure at Homart Development Co., Mr. Hill and his colleagues developed over 40 major retail projects and 20 office buildings amounting to more than 35 million square feet of retail and 5 million square feet of office space. Mr. Hill is a retired Lieutenant in the U.S. Navy, a member of the Urban Land Institute and the International Council of Shopping Centers. Mr. Hill is a former director of Sears, Roebuck and Co., and a director of Allstate Bank, a wholly-owned subsidiary of Allstate Insurance. Mr. Hill received a bachelor’s degree from Stanford University and a Masters of Business Administration from the University of California at Los Angeles.

Our board of directors, excluding Mr. Hill, has determined that Mr. Hill’s extensive experience in commercial real estate acquisition and development throughout the United States and his prior service as a director of a public company have provided Mr. O’Donnell with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

John R. Houten has served as one of our independent directors since April 2011. Since March 2010, Mr. Houten has served as the Executive Vice President—Corporate Development for Southwest Bank in Tustin, California, where he is responsible for establishing a core real estate lending program with an emphasis on opportunistic lending on both commercial, residential and land assets. Prior to joining Southwest Bank, Mr. Houten served from May 2000 to March 2010 as a Senior Vice President—Commercial Real Estate Manager at California National Bank in Newport Beach, California, where he managed a real estate lending group. From June 1994 to May 2000, Mr. Houten served as Senior Vice President—Real Estate Manager for First Security Bank in Irvine, California, where he managed a real estate lending office. From June 1990 to March 1994, Mr. Houten served as Vice President—Manager for Commercial Center Bank in Santa Ana, California. From March 1984 to June 1990, Mr. Houten served as Vice President—Manager for Sanwa Bank in Long Beach, California.

Mr. Houten is a member of the Building Industry Association, the National Association of Industrial and Office Properties and the Urban Land Institute. Mr. Houten is a past president and current director of the Harbor Area Boys and Girls Club and the president of the Harbor Area Youth Foundation. Mr. Houten received a bachelor degree in Economics/Finance and an associates degree in Accounting from Bentley College in Waltham, Massachusetts and received a Professional Designation in Real Estate from the University of California, Irvine.

Our board of directors, excluding Mr. Houten, has determined that Mr. Houten’s extensive experience in and knowledge of the real estate lending industry have provided Mr. Houten with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Aria Mehrabi has served as one of our independent directors since April 2011. Dr. Mehrabi has over 16 years of operating experience in commercial real estate. Dr. Mehrabi is a principal of Pacific Star Capital, LLC, a private real estate investment fund which Dr. Mehrabi co-founded in March 2003. Dr. Mehrabi began his career in commercial real estate as Vice President of Acquisitions for RPD Catalyst, LLC, an opportunity fund, where, from October 1996 to February 2001, he managed the acquisition of over $550 million of commercial real estate, including industrial and office projects in 20 different markets across the United States. Prior to joining RPD Catalyst, Dr. Mehrabi worked privately in the residential multi-family sector and developed and sold multiple housing tracts and a portfolio of condominium projects in Southern California. Prior to entering the real estate industry, Dr. Mehrabi worked as a risk consultant to the RAND Corporation from August 1994 to December 1995 and also lectured on international economics at Georgetown University during February 1996. Dr. Mehrabi is a member of the Urban Land Institute, serves on the Leadership Council of the New America Foundation and also serves on the Executive Board of the Lusk Center for Real Estate at The University of Southern California. Dr. Mehrabi received a Bachelors of Arts degree from The University of California, Berkeley, a Masters in Real Estate Development from The University of Southern California and a Ph.D. from Johns Hopkins University, School of Advanced International Studies (SAIS), with a focus in economics. Dr. Mehrabi is a California Real Estate Broker, has a California General B Contractor’s License and holds the designation of Chartered Financial Analyst (CFA).

Our board of directors, excluding Dr. Mehrabi, has determined that Dr. Mehrabi’s extensive experience with the acquisition of commercial real estate assets, including industrial properties, throughout the Unites States, his strong educational background in real estate development and economics and his certifications as a chartered financial analyst, real estate broker and general contractor have provided Dr. Mehrabi with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Gary A. Pickett has served as one of our independent directors since April 2011. Since June 2010, Mr. Pickett has served as the Chief Financial Officer for M. H. Sherman Company, a privately held real estate investment company. From January 1990 to May 2010, Mr. Pickett served as President of Gary Pickett & Company, which provided accounting, tax and business consulting services to over 175 business entities. Prior to forming Gary Pickett & Company in January 1990, Mr. Pickett served as Vice-President, Private Placement Specialist for Integrated Resources, Inc. from July 1984 to October 1989. During his tenure at Integrated Resources, Inc., Mr. Pickett maintained various securities licenses in connection with his activities analyzing and marketing private placement offerings of real estate, leveraged buy-outs and equipment leasing investments to accredited investors. Mr. Pickett served as a senior accountant in the audit and tax departments for Ernst & Whinney (now Ernst & Young LLP) from September 1977 to October 1979. Mr. Pickett received a bachelors degree in Business Administration with a major in Accounting and Finance from the University of Southern California. Mr. Pickett serves on the board of Global Grins, a non-profit corporation devoted to providing dental hygiene products to children in underdeveloped countries. Mr. Picket is a Certified Public Accountant and a member of the California Society of CPAs.

Our board of directors, excluding Mr. Pickett, has determined that Mr. Pickett’s extensive experience providing accounting, tax and business consulting services to real estate investment and development companies and his on-going service as the chief financial officer of a private real estate investment company have provided Mr. Pickett with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

John L. Privett has served as one of our independent directors since April 2011. Mr. Privett has over 20 years of commercial real estate experience. Mr. Privett has served as an Executive Vice President and real estate broker at CB Richard Ellis, Inc., or CBRE, since December 2006. Since joining CBRE in February 1986, Mr. Privett has leased or sold over 30 million square feet of buildings valued in excess of $1 billion. Mr. Privett is a member of the Coldwell Colbert Circle, which is comprised of the top 3% of CBRE brokers nationally, was named the top CBRE broker in Los Angeles in 1995, 1997-2004 and 2006-2011 and has been named the Best Broker Specializing in Industrial Properties in Los Angeles by the Los Angeles Business Journal. Mr. Privett is a member of the American Industrial Real Estate Association. Mr. Privett received a bachelors degree in Business with an emphasis in Real Estate from The University of Southern California. Mr. Privett is a licensed California Real Estate Broker.

Our board of directors, excluding Mr. Privett, has determined that Mr. Privett’s more than 20 years of experience as a broker of commercial real estate, including specific expertise with respect to marketing, leasing and selling of industrial real estate assets in markets and sub-markets in which we intend to acquire industrial assets, have provided Mr. Privett with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Board Meetings and Annual Stockholder Meeting

The board of directors held four meetings during the fiscal year ended December 31, 2012. Each director attended at least 75% of his board and committee meetings in 2012. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board. The board consults with our legal counsel to ensure that the board’s determinations are consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. John R. Houten, Aria Mehrabi, Gary A. Pickett, and John L. Privett, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our Charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, is attached as Appendix A. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.

Committees of the Board of Directors

Our board of directors may establish such committees as it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our board of directors, provided that the majority of the members of each committee are independent directors.

Audit Committee

We have an audit committee which meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process.

The audit committee is currently comprised of three directors, Messrs. Pickett, Mehrabi and Houten, all of whom are independent directors. Mr. Pickett has been designated as the Chairman of the audit committee and as the audit committee’s financial expert.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of the independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (a) any non-audit services provided by an independent auditor and (b) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor and is responsible for approving all audit engagement fees and terms, and resolving disagreements between us and the independent auditor regarding financial reporting. Our independent auditors report directly to the audit committee.

Compensation Committee

Our board of directors believes that it is appropriate for our board of directors not to have a standing compensation committee based upon the fact that our executive officers and our non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers or our non-independent directors. Our independent directors receive certain compensation from us, which is described in more detail under “Compensation of Directors and Executive Officers.”

Nominating and Corporate Governance Committee

We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, our full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our board of directors, conducting candidate searches and interviews, overseeing and evaluating our board of directors and our management, evaluating from time to time the appropriate size and composition of our board of directors and recommending, as appropriate, increases, decreases and changes to the composition of our board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the O’Donnell Strategic Industrial REIT, Inc. Audit Committee, c/o Corporate Secretary, 3 San Joaquin Plaza, Ste. 160, Newport Beach, California 85016.

The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.

Board Leadership Structure; Independent Lead Director

We have a seven-member board of directors. Our charter provides that a majority of the directors must be “independent directors.” Three of our directors, Douglas D. O’Donnell, John D. O’Donnell and Arthur J. Hill, are affiliated with us and we do not consider them to be independent directors. Our four other directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the Advisor by virtue of (i) ownership of an interest in the sponsor, the Advisor or any of their affiliates, other than the company, (ii) employment by the sponsor, the Advisor or any of their affiliates, (iii) service as an officer or director of the sponsor, the Advisor or any of their affiliates, other than as a director of the company, (iv) performance of services, other than as a director, for the company; (v) service as a director or trustee of more than three REITs organized by the sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the sponsor, the Advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the director from the sponsor, the Advisor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with the sponsor or the Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the Advisor, any of their affiliates or the company.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, our stock is not listed on the New York Stock Exchange.

The Board’s Role in Risk Oversight

The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The full board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of our Company’s executive officers and our advisor. In particular, the board of directors may determine at any time to terminate the advisor, and must re-authorize the advisory agreement on an annual basis.

In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The audit committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, or the Code of Ethics, that is applicable to all members of our board of directors, our executive officers and our employees. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to: O’Donnell Strategic Industrial REIT, 3 San Joaquin Plaza, Suite 160, Newport Beach, California 92660, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, www.theindustrialreit.com, as necessary.

Compensation of Directors

We pay each of our independent directors an annual retainer, pro-rated for a partial term, of $30,000. Each independent director receives $2,000 for each in-person meeting of our board of directors attended, $2,000 for each in-person committee meeting attended ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each board or committee telephonic meeting in which such independent director participates. If there is a meeting of the board and one or committee meetings in a single day, the fees payable to each independent director for attending such meetings will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our independent directors may elect to receive the meeting fees and annual retainer in shares of our common stock at a price of $9.025 per share until we have commenced disclosing an estimated per share value of our common stock that is not based on the price paid to acquire a share of our common stock in the Offering or any public follow-on offering and thereafter at a price based upon the most recent estimated per share value of our common stock as determined by our Advisor or another firm chosen for that purpose. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors; provided, however, that if a director is also one of our officers, we will not pay any compensation or reimbursement to such person for services rendered as a director. Mr. Douglas D. O’Donnell serves as both our Chief Executive Officer and President and as the chairman of our board of directors, and as a result will receive no compensation or reimbursement for services rendered as the chairman of our board.

We have approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan described below. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our independent directors received 3,000 shares of restricted common stock in connection with the initial meeting of the full board of directors. Going forward, each new independent director that joins our board will receive 3,000 shares of restricted common stock upon election to our board. In addition, on the date following an independent director’s re-election to our board, he or she will receive 3,000 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the first anniversary of the date of grant and ending on the fourth anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company.

The following table sets forth the compensation earned by our directors from us in 2012:

		Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensations Earnings ($)	All Other Compensation ($)(3)	Total ($)
Douglas O’Donnell	—	—	—	—	—	—	—
John D. O’Donnell	—	—	—	—	—	—	—
Arthur J. Hill	—	—	—	—	—	—	—
John R. Houten	31,000	—	—	—	—	—	31,000
Aria Mehrabi	31,000	—	—	—	—	—	31,000
Gary A. Pickett(2)	31,000	—	—	—	—	—	31,000
John L. Privett	31,000	—	—	—	—	—	31,000

(1)	Consists of the amounts earned described below.
(2)	Mr. Pickett serves as the audit committee chairperson.
(3)	Amount represents reimbursement of travel expenses incurred by directors to attend various director meetings.

Director	Role	Basic Annual Retainer ($)	Meeting Fees ($)
John R. Houten	Independent Director, Audit Committee	30,000	1,000
Aria Mehrabi	Independent Director, Audit Committee	30,000	1,000
Gary A. Pickett	Independent Director, Audit Committee	30,000	1,000
John L. Privett	Independent Director	30,000	1,000

Long-Term Incentive Plan

We have adopted a long-term incentive plan, which we use to attract and retain qualified directors, officers, employees and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan.

Compensation Committee Interlocks and Insider Participation

Other than Douglas O’Donnell, no member of our board of directors served as an officer, and no member of our board of directors served as an employee, of the Company or any of its subsidiaries during the year ended December 31, 2012. In addition, during the year ended December 31, 2012, none of our executive officers served as a member of a compensation committee (or other committee of our board of directors performing equivalent functions or, in the absence of any such committee, our entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. As of December 31, 2012, none of our securities were registered under the Exchange Act and, therefore, none of our executive officers or directors were subject to these filing requirements for the year ended December 31, 2012.

Executive Officers

In addition to Douglas D. O’Donnell, the following individual currently serves as an executive officer of the Company:

Christopher S. Cameron, age 40, has served as our Chief Financial Officer, Treasurer and Secretary since March 2011. Mr. Cameron previously served from July 2010 to March 2011 as the Chief Financial Officer, Treasurer and Secretary of TNP Strategic Retail Trust, Inc., a public non-listed REIT with a focus on multi-tenant, necessity based retail centers. From January 2008 to June 2010, Mr. Cameron served as Director of Accounting and Financial Reporting at Cole Real Estate Investments, or Cole, a national real estate investment company that is the sponsor of multiple public non-listed REITs. In this position, Mr. Cameron focused on financial tracking and reporting systems, external audit examinations and broker-dealer due diligence reviews. Mr. Cameron also served as Manager of Financial Reporting at Cole from August 2004 to December 2007. Prior to joining Cole in August 2004, Mr. Cameron was a senior accountant with Deloitte & Touche LLP from September 2001 to August 2004, where he provided auditing and accounting services to large public and private entities. Mr. Cameron also served honorably in the United States Army Infantry, participating in two peace keeping missions in Somalia, Africa and Port-au Prince, Haiti. Mr. Cameron is a certified public accountant and is a member of the American Institute of CPAs and the Arizona Society of CPAs. Mr. Cameron earned a Bachelor of Science in Business Administration, with a major in Accounting and a minor in Finance, from the University of Arizona.

Executive Officer Compensation

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our Advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our Advisor or its affiliates.

We do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our Advisor or its affiliates, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our Advisor, although we do not currently intend to grant any such awards. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following table shows, as of March 29, 2013, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices located at 3 San Joaquin Plaza, Suite 160, Newport Beach, California 92660.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
O’Donnell Strategic Industrial Advisors, LLC(2)	237,742	91%
Douglas D. O’Donnell(2)	237,742	91%
Christopher S. Cameron	—	—
John D. O’Donnell	—	—
Arthur J. Hill	—	—
John R. Houten(3)	6,000	2.29%
Aria Mehrabi(3)	6,000	2.29%
Gary A. Pickett(3)	6,000	2.29%
John L. Privett(3)	6,000	2.29%

All Directors and Executive Officers as a Group	261,742	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	O’Donnell REIT Advisors, LLC, our sponsor, owns a 77.5% membership interest in, and is the sole manager of, O’Donnell Strategic Industrial Advisors, LLC. O’Donnell REIT Advisors, LLC is controlled by Douglas D. O’Donnell.
(3)	Represents restricted shares of our common stock issued to the beneficial owner in connection with his election to the board of directors

None of the above shares have been pledged as security.

PROPOSAL 2

Reasons for and General Effect of the Proposed Amendment of Charter

We are amending the Charter pursuant to a request by the Oklahoma Department of Securities amendments to certain provisions of the Company’s charter as a condition to the renewal of the registration of the Company’s offering in Oklahoma;

Our board of directors has declared advisable the amendment of our charter contained in the Articles of Amendment and directed that the proposal to amend our charter be submitted for consideration at our 2013 Annual Meeting of Stockholders. A form of the Articles of Amendment, marked to reflect the changes to our existing charter, is attached to this proxy statement as Annex 1, and the summary of the provisions of the Articles of Amendment included below is qualified in its entirety by reference to Annex 1, which you should read in its entirety.

Set forth below is a summary of the material changes that we propose to make to our charter:

•	Delete the definition of “Roll-Up Transaction” in Article IV.

•

Insert a provision stating that the term “Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. The term does not include:

(a) a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) voting rights of the holders of Common Shares;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

If approved by our stockholders, immediately prior to the listing of our common stock, we plan to file Articles of Amendment the State Department of Assessments and Taxation of Maryland (the “SDAT”), which will be effective upon the acceptance for record of the Articles of Amendment by the SDAT. If our stockholders do not approve the charter amendment, we will not be able to sell shares in Oklahoma.

Vote Required

The proposal to amend and restate our charter requires the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. For purposes of the proposal to amend and restate our charter, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes against the proposal. A properly executed proxy card indicating “FOR” will be considered a vote in favor of the proposal to amend and restate our charter. A properly executed proxy card indicating “AGAINST” will be considered a vote against the proposal to amend and restate our charter. A properly executed proxy card indicating “ABSTAIN” will have the effect of a vote against the proposal to amend and restate our charter.

Consequences of Failure to Approve the Proposed Amendment of Our Charter

If the proposed amendment of our charter is not approved, we will not be able to sell shares in Oklahoma.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATMENT OF OUR CHARTER

INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Independent Auditors

During the year ended December 31, 2012, Deloitte & Touche LLP (“Deloitte & Touche”) served as our independent auditors and provided certain tax and other services. Deloitte & Touche has served as our independent auditors since April 2011. Deloitte & Touche representatives will be present at the 2013 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte & Touche representatives will be available to respond to appropriate questions posed by any stockholders. The audit committee has engaged Deloitte & Touche as our independent auditors to audit our financial statements for the year ending December 31, 2013. The audit committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

The audit committee reviewed the audit and non-audit services performed by Deloitte & Touche, as well as the fees charged by Deloitte & Touche for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte & Touche for the years ended December 31, 2012 and 2011, are set forth in the table below.

The following table lists the fees for services rendered by our independent auditors for the year ended December 31, 2011 and 2012:

	Year Ended December 31, 2012(1)	Year Ended December 31, 2011(1)
Audit fees(2)	$81,845	$32,625
Audit-related fees(3)	—	—
Tax fees(4)	—	—
All other fees(5)	—	—
Total	$81,845	$32,625

(1)	These costs are not recorded in the financial statements of the Company as of December 31, 2012 because such costs are not our liability until we receive and accept gross subscription proceeds of $2,000,000 from non-affiliates.
(2)	These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by Deloitte & Touche in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.
(3)	These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestations services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes-Oxley Act of 2002.
(4)	These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except these services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

(5)	All other fees relate to fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

Pre-Approval Policies

The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.

Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of Deloitte & Touche. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy are to be disclosed to the full audit committee at the next regularly scheduled meeting.

Since October 27, 2010 (the date on which our registration statement on Form S-11 was first filed with the SEC), our audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Deloitte & Touche for the year ended December 31, 2012, were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee

Pursuant to the audit committee charter adopted by our board of directors, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The audit committee is composed of two independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The audit committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

In this context, in fulfilling its oversight responsibilities, the audit committee reviewed the 2012 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.

The audit committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the audit committee has received the written disclosures from the independent registered public accounting firm required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

The audit committee discussed with Deloitte & Touche the overall scope and plans for the audit. The audit committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the 2012 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

March 28, 2013	The Audit Committee of the Board of Directors:

Gary Pickett (Chairman)

John Houten

Aria Mehrabi

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2012. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair to the Company.

Relationships Among Our Affiliates

Each of our executive officers and our non-independent directors, Messrs. O’Donnell and Hill, is affiliated with our Advisor. In addition, each of our executive officers also serves as an officer of our property manager, our sponsor, O’Donnell REIT Advisors, LLC, and/or other affiliated entities.

Our sponsor owns a 77.5% managing member interest in our Advisor. Strategic Capital Advisory Services, LLC, or Strategic Capital, which is an affiliate of SC Distributors, LLC, our dealer manager, owns a 22.5% non-managing member interest in our Advisor. The majority of the membership interests in our sponsor are owned, directly and indirectly, by Douglas D. O’Donnell, our Chief Executive Officer, President and Chairman of the Board, and John D. O’Donnell, a director of our company. Arthur J. Hill, who also serves as one of our affiliated directors, owns a minority non-managing ownership interest in our Sponsor.

Fees and Expenses Paid to Affiliates

The Advisory Agreement and the Dealer Manager Agreement entitle our Advisor and our Dealer Manager, respectively, and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the fiscal year ended December 31, 2012, the Advisor, our Dealer Manager or their affiliates incurred approximately $3,747,000 on our behalf, as detailed below.

Organizational and Offering Stage

Selling Commissions

Our Dealer Manager is entitled to receive selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in connection with the Offering (all of which will be reallowed to participating broker-dealers), other than shares of our common stock sold pursuant to the DRP. For the year ended December 31, 2012, we incurred approximately $16,000 in selling commissions to our Dealer Manager.

Dealer Manager Fee

Our Dealer Manager is entitled to receive dealer manager fees of up to 2.75% of the gross offering proceeds from the sale of shares of our common stock in connection with the Offering, other than shares of our common stock sold pursuant to the DRP. Our Dealer Manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2012, we incurred approximately $5,000 in dealer manager fees to our Dealer Manager.

Organization and Offering Expenses

Our organization and offering expenses for the Offering were paid by the Advisor or its affiliates on our behalf. For the year ended December 31, 2012, we incurred approximately $2,942,000 in offering and organization expenses to our Advisor and its affiliates. As of December 31, 2012 and 2011, we had not reimbursed the Advisor for organization and offering costs, as the terms of the Advisory Agreement state that the reimbursement is not an obligation to us until a minimum of $2,000,000 of gross offering proceeds have been raised by is from unaffiliated parties. We expect that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds. When recorded by us, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity, as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross offering proceeds.

Operational Stage

Acquisition Fee, Acquisition Expenses and Asset Management Fees

We will pay to the Advisor or its affiliates an acquisition fee of 2% of (i) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated directly or (ii) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated through a joint venture, including any acquisition or origination expenses and any debt attributable to such investments. We will also reimburse our Advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close). Total acquisition fees and expenses relating to the purchase of an investment must be reasonable and may not exceed 6.0% of the contract purchase price of such investment or, in the case of an investment in debt, 6.0% of the funds advanced, unless such excess is determined by our board of directors, including a majority of our independent directors, to be commercially competitive, fair and reasonable to us. We estimate that our acquisition expenses will be approximately 0.5% of the purchase price of our investments.

In connection with the management of our assets, our Advisor or its affiliates will also receive a fee equal to one-twelfth of 1.0% of the cost of the real properties and real estate-related assets we acquire. Such fee will be calculated by including acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures. For the year ended December 31, 2012, incurred approximately $123,000 of acquisition fees to our Advisor.

Property Management and Leasing Fees

We will pay our property manager, O’Donnell Management Company, a percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our Advisor and approved by a majority of our board of directors, including a majority of our independent directors; provided, however, that in no event will the property management fee exceed 5% of the property’s annual gross revenues. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers. For the year ended December 31, 2012, we did not incur a property management fee.

We may also pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. The amount of such leasing fee will be usual and customary for comparable services rendered for similar real properties in the geographic market of the property leased, as determined by our Advisor and approved by a majority of our board of directors, including a majority of our independent directors; provided, however, that the leasing fee cannot exceed 2% of the total lease consideration with respect to a new lease or 5% of the total lease consideration with respect to a renewal of an existing lease. Where market norms dictate, we may also reimburse our property manager for the salaries and wages of property-level employees, other employee-related expenses of on-site employees of our property manager or its subcontractors which are engaged in the operation, leasing, management or maintenance of our properties and other expenses directly related to the management of specific properties. For the year ended December 31, 2012, we did not incur any leasing fees to our property manager.

Operating Expenses

We will reimburse our Advisor for its expenses incurred in providing services to us, including our allocable share of our Advisor’s overhead, such as rent, employee costs, utilities and IT costs, subject to the limitation that we cannot reimburse our Advisor for any amount by which our operating expenses in the four immediately preceding fiscal quarters exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, as defined in our Advisory Agreement, unless our independent directors have determined that such excess expenses are justified based on unusual and non-recurring factors that they deem sufficient. We will not reimburse for employee costs in connection with services for which our Advisor receives acquisition fees or disposition fees or for the personnel costs our Advisor pays with respect to persons who serve as our executive officers. For the year ended December 31, 2012, the Advisor incurred operating expenses on our behalf of approximately $661,000. These costs have been included in our consolidated financial statements under general and administrative expenses

Liquidity Stage

Disposition Fee

If our Advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of real property or real estate-related assets sold, our Advisor will earn a disposition fee equal to 2.0% of the contract sales price of the real property or real estate-related asset sold. However, our charter limits the maximum amount of the disposition fees payable to the Advisor or its affiliates for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price. In addition, our charter limits the total amount of brokerage commissions paid to our Advisor, its affiliates and unaffiliated parties in connection with the sale to the lesser of the competitive real estate commission or 6.0% of the contract sales price. For the year ended December 31, 2012, we did not incur any disposition fees.

Convertible Stock

We have issued 1,000 shares of convertible stock to the Advisor, for which the Advisor contributed $1,000. See Note 3 of the consolidated financial statements for the terms of the convertible stock.

Policies and Procedures for Transactions with Related Persons

In order to reduce or terminate certain potential conflicts of interests, we have adopted the procedures set forth below.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates of our sponsor. Under the Advisory Agreement, our sponsor has agreed that any opportunity identified by our sponsor or its affiliates to invest in an industrial property that is suitable for us and one or more affiliates must first be presented to us for potential investment. Unless our board of directors determines not to proceed with the investment, the investment opportunity must not be presented to any other real estate investment fund, program or joint venture owned, managed or advised by our sponsor or any of its affiliates. Our sponsor or its affiliates are not required to present any such investment opportunity to us during any period in which we do not have sufficient available funds, or a reasonable opportunity of obtaining available funds, with which to make the investment.

Compensation Involving Our Advisor and Its Affiliates

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished;

•	the amount of fees paid in relation to the size, composition and performance of our investments;

•	the success of our Advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

The independent directors will record these factors in the minutes of the meetings at which they make such evaluations. Our independent directors will not approve the renewal of the Advisory Agreement for another one-year term if they determine that the compensation that we pay to our Advisor and affiliates is not reasonable in relation to the nature and quality of the services performed based upon the factors set forth above. In such circumstances, we would expect our independent directors to negotiate changes to the fees payable to our Advisor and affiliates in connection with the renewal of the Advisory Agreement. If the result of such negotiations were not acceptable to our independent directors, our independent directors could ultimately determine that it is in the best interests of our company and our stockholders to hire a third party to serve as our advisor.

Acquisition, Leases and Sales Involving Affiliates

We will not purchase or lease assets in which our sponsor, our Advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. In no event may we acquire any such asset at an amount in excess of its current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our Advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

Our charter generally prohibits us from investing in or making mortgage loans, including when the transaction is with our Advisor, or our sponsor, our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our Advisor, our directors or any of our affiliates.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our Advisor, our sponsor, our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our Advisor or any of their affiliates.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in proxy solicitation material for the 2014 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2014 Annual Meeting of Stockholders, must be received by our chief financial officer, treasurer and secretary, Christopher S. Cameron, at our offices no later than January 22, 2014, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2014 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2014 proxy materials, our bylaws currently require that the stockholder give advance written notice to our chief financial officer, treasurer and secretary, Christopher S. Cameron, at our offices no earlier than December 23, 2013 and no later than January 22, 2014. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2013 Annual Meeting of Stockholders other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

A copy of the Company’s 2012 annual report to stockholders, filed with the SEC, is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.theindustrialreit.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

/s/ CHRISTOPHER S. CAMERON
Christopher S. Cameron
Secretary

PLEASE VOTE—YOUR VOTE IS IMPORTANT

APPENDIX A

DEFINITION OF INDEPENDENT DIRECTOR

Article IV of our Charter defines an independent director as follows:

Independent Director. A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the Advisor by virtue of (i) ownership of an interest in the sponsor, the Advisor or any of their affiliates, other than the company, (ii) employment by the sponsor, the Advisor or any of their affiliates, (iii) service as an officer or director of the sponsor, the Advisor or any of their affiliates, other than as a director of the company, (iv) performance of services, other than as a director, for the company; (v) service as a director or trustee of more than three REITs organized by the sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the sponsor, the Advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the director from the sponsor, the Advisor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with the sponsor or the Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the Advisor, any of their affiliates or the company.

ANNEX 1

ARTICLES OF AMENDMENT

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

ARTICLES OF AMENDMENT

O’Donnell Strategic Industrial REIT, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by deleting therefrom the definition of “Roll-Up Transaction” in Article IV and inserting in lieu thereof the following definition of “Roll-Up Transaction” in Article IV:

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	voting rights of the holders of Common Shares;

(ii)	the term of existence of the Corporation;

(iii)	Sponsor or Advisor compensation; or

(iv)	the Corporation’s investment objectives.

SECOND: This amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Except as amended hereby, the rest and remainder of the Corporation’s charter shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Amendment and Restatement to be executed under seal in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this __ day of _______, 2013.

ATTEST:	O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

By:	By: (SEAL)
Name:	Name:
Title:	Title:

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints Douglas D. O’Donnell and Christopher S. Cameron, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of O’Donnell Strategic Industrial REIT, Inc., on behalf and in the name of the undersigned, to attend the Annual Meeting of Stockholders of O’DONNELL STRATEGIC INDUSTRIAL REIT, INC., to be held at 9:00 a.m. local time at the Company’s corporate offices located at 3 San Joaquin Plaza, Ste. 160, Newport Beach, CA 92660, and any postponements or adjournment thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting, and any adjournment or postponements thereof, with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders, the proxy statement and the annual report.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR ALL” of the nominees for director listed in Proposal 1 and “FOR” the amendment and restatement of the company’s charter in Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to postpone or adjourn the meeting to provide more time to solicit proxies for any or all of the proposals referenced herein.

Important Notice Regarding the Availability of Proxy Materials for the O’Donnell Strategic Industrial REIT, Inc. Annual Meeting of Stockholders to Be Held on May 30, 2013. The Annual Report and Proxy Statement for this meeting are available at: www.theindustrialreit.com.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.	▶

Signature(s)

Date

THIS PROXY WILL BE VOTED “FOR ALL” OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CHARTER IN PROPOSAL 2 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION.

The Board of Directors recommends that you vote FOR ALL nominees for director below:				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

1.	Election of Directors			☐	☐	☐

	(1) Douglas D. O’Donnell (4) John R. Houten. (7) John. L. Privett	(2) John D. O’Donnell (5) Aria Mehrabi	(3) Arthur J. Hill (6) Gary A. Pickett	* To Withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below.

The Board of Directors recommends that you vote FOR the amendment and restatement of the Company’s charter:

		FOR	AGAINST	ABSTAIN

2.	Amendment and Restatement of the Company’s Charter	☐	☐	☐